Exhibit 10.102
Fourth Amendment to the Third Amended and Restated Terminal Services Agreement
This Fourth Amendment to the Third Amended and Restated Terminal Services Agreement (“Amendment”) is dated July 1, 2019 by and between Marathon Petroleum Company LP (“MPC”), a Delaware limited partnership whose offices are located at 539 South Main Street, Findlay, Ohio 45840 and MPLX Terminals LLC (“Terminal Owner”), a Delaware limited liability company whose offices are located at 200 East Hardin Street, Findlay, Ohio 45840. Each of MPC and Terminal Owner shall be referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, MPC and Terminal Owner are Parties to that certain Third Amended and Restated Terminal Services Agreement, dated March 1, 2017, as amended on September 1, 2017, October 31, 2017, and March 20, 2018 (as amended, the “Agreement”);

WHEREAS, on April 1, 2019, Terminal Owner sold its remaining outstanding membership interests in Johnson County Terminal, LLC, and purchased an additional 25% of the outstanding membership interests in Guilford County Terminal Company, LLC, bringing Terminal Owner’s total membership interests in Guilford County Terminal Company, LLC to 60% (the “April 1, 2019 Equity Transaction”); and

WHEREAS, MPC and Terminal Owner desire to amend the Agreement to reflect the April 1, 2019 Equity Transaction and other conforming changes associated with Ethanol Excess Volume Value Capture as defined in Schedule 5.1 to this Amendment and as more specifically provided in the revisions to Sections 3.6(a), 4.1(a), 4.3(d)(i) and (ii), 5.1, 5.3 and Schedules 1.1, 3.1, 5.1, and 7.1 as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

1. Except for the provisions of the Agreement specifically addressed in this Amendment, all other provisions of the Agreement shall remain in full force and effect.

2. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

3. Section 3.6(a) is hereby deleted in its entirety and replaced with the following:

“3.6 Blending Services.

a.
Renewable Blending. MPC may direct Terminal Owner to blend ethanol, biodiesel, biomass-based diesel or renewable diesel with any Products as a part of the Services hereunder. Subject to Section 3.6(c), Terminal Owner shall provide or cause to be provided at each applicable Terminal blending services utilizing equipment including tanks, pumps, piping, and other equipment (the “Blending Equipment”) necessary to blend ethanol, biodiesel, biomass-based diesel and renewable diesel into Products. MPC shall be responsible for providing all of the ethanol, biodiesel, biomass-based diesel and renewable diesel that it desires to be blended with Products at a Terminal. Terminal Owner shall blend ethanol, biodiesel, biomass-based diesel and renewable diesel into the Products as directed by MPC. Terminal Owner shall provide a PTD with information about the blending of ethanol, biodiesel, biomass-based diesel or renewable diesel as directed by MPC, in addition to language required by applicable Laws. Terminal Owner shall also provide services with respect to in-tank denaturing of ethanol as a part of the Services hereunder. Except for fees related to ethanol denaturing services and Ethanol Excess Volume Value Capture, which are separately set forth in Schedule 5.1, Fees for blending-related Services performed at each Terminal are included in the per Gallon throughput fees set forth in Schedule 5.1.”

4. Section 4.1(a) is hereby deleted in its entirety and replaced with the following:

“4.1    Quarterly Volume Commitment.

a.
Commitment. During each Calendar Quarter, MPC will tender the respective volumes of Products identified by Calendar Quarter for each Terminal in Schedule 3.1 (each a “Minimum Quarterly Terminal Volume Commitment”) for redelivery (including transshipments but excluding Transmix and EV) at each Terminal.”

5. Section 4.3(d)(i) and (ii) are hereby deleted in their entirety and replaced with the following:

“(d) Prospective Volume Adjustment Opportunity.

(i)
Commencing with the fifth anniversary of the Effective Date and continuing every five years under the Term thereafter (each such date, an “Adjustment Opportunity Date”), Terminal Owner shall provide a statement to MPC, along with reasonable supporting documentation, showing (A) the Terminals or Terminal Complexes for which a Terminal Deficiency Payment was made during the previous five year period; (B) the average actual volumes of Products tendered for redelivery (including transshipments but excluding Transmix and EV) at each such Terminal or Terminal Complex, as applicable, on a Calendar Quarter basis; and (C) a calculation showing the percentage decrease of the volumes calculated in Section 4.3(d)(i)(B) (“x”) versus the Minimum Quarterly Terminal Volume Commitments or Aggregate Committed Complex Volume, as applicable (“y”), such calculation being expressed mathematically as (x-y)/y.

(ii) If the percentage reduction calculated for any such Terminal or Terminal Complex, as applicable, in Section 4.3(d)(i)(C) is equal to or greater than 25%, then MPC, at its option, may require Terminal Owner to negotiate in good faith, a reasonable reduction in the Minimum Quarterly Terminal Volume Commitments for such Terminals not to exceed the percentage reduction determined in Section 4.3(d)(i)(C); provided, however, that if MPC requires Terminal Owner to negotiate a volume adjustment pursuant to this Section, Terminal Owner may require MPC to negotiate in good faith (A) a reasonable reduction in the Reserved Capacity for such Terminals not to exceed the percentage difference determined in Section 4.3(d)(i)(C), and (B) a reasonable increase in the Minimum Quarterly Terminal Volume Commitments at Terminals where the average actual volumes of Products tendered for redelivery (including transshipments but excluding Transmix and EV) at each such Terminal on a Calendar Quarter basis exceeds the Minimum Quarterly Terminal Volume Commitments by 25% or more for the same previous five year period.”
6. Section 5.1 is hereby deleted in its entirety and replaced with the following:

“5.1 Fees. In consideration of the Reserved Capacity and the Services performed by Terminal Owner hereunder, MPC shall pay Terminal Owner the following fees (collectively, the “Fees”):

(a)
Base Throughput Fee. The base throughput fee for each corresponding Terminal set forth on Schedule 5.1 (each a “Base Throughput Fee”) shall apply to volumes of MPC’s Products (excluding Transmix and EV) redelivered hereunder up to the Minimum Quarterly Terminal Volume Commitment. The Base Throughput Fee shall be charged on a per Gallon basis measured at the redelivery point and, except for the Marine Docks, butane blending and ethanol denaturing, is inclusive of all Services provided hereunder, including additization, renewable fuel blending and Transmix handling.

(b)
Excess Throughput Fee. For volume of MPC’s Products (excluding Transmix and EV) redelivered hereunder in excess of the Minimum Quarterly Terminal Volume Commitment, the excess throughput fee for each corresponding Terminal set forth on Schedule 5.1 (each an “Excess Throughput Fee”) shall apply. The Excess Throughput Fee shall be charged on a per Gallon basis measured at the redelivery point and, except for the Marine Docks, butane blending and ethanol denaturing, is inclusive of all Services provided hereunder, including additization, renewable fuel blending and Transmix handling.

(c)
Marine Docks. With respect to the Marine Docks, the Fees shall also include a Monthly facility fee set forth on Schedule 5.1 for the exclusive suite of Services typically applicable to marine dock facilities and provided at the Marine Docks. Such facility fees for the Marine Docks shall be payable by MPC on a Monthly basis during the Term, regardless of the actual volumes of Products throughput by or on behalf of MPC at such Marine Docks.

(d)	Butane Blending. The fees for butane blending Services provided by Terminal Owner to MPC or its designated customers hereunder shall be calculated and charged as set forth on Schedule 5.1.

(e)	Ethanol Denaturing. The fees for ethanol denaturing Services provided by Terminal Owner hereunder shall be calculated and charged as set forth on Schedule 5.1.

(f)	Deficiency.

(i)
Quarterly Deficiency. If MPC fails to meet any of its Minimum Quarterly Terminal Volume Commitments during any Calendar Quarter, then MPC will pay Terminal Owner a deficiency payment (each, a “Terminal Deficiency Payment”) equal to the volume in Gallons of the Minimum Quarterly Terminal Volume Commitment deficiency multiplied by the applicable Base Throughput Fee for the affected Terminal; provided, that notwithstanding anything to the contrary herein including the fact that MPC failed to meet a Minimum Quarterly Terminal Volume Commitment for a particular Terminal during a Calendar Quarter, (A) MPC shall not be liable for payment of any Terminal Deficiency Payment if (1) such Terminal is included in a Terminal Complex; and (2) the applicable Aggregate Actual Complex Volume for the applicable Calendar Quarter meets or exceeds the Aggregate Committed Complex Volume for such Calendar Quarter; and (B) if the Aggregate Committed Complex Volume for such Calendar Quarter exceeds the Aggregate Actual Complex Volume for such Calendar Quarter, MPC, as to such Terminals in the Terminal Complex, shall be liable for a Terminal Deficiency Payment equal to the sum of: (1) at each Terminal included in such Terminal Complex which failed to meet its Minimum Quarterly Terminal Volume Commitment, the volume in Gallons of the Minimum Quarterly Terminal Volume Commitment deficiency divided by the sum of the differences between the volume in Gallons of the Minimum Quarterly Terminal Volume Commitment and the actual volume of Products in Gallons tendered for redelivery at each Terminal in such Terminal Complex that experienced a deficiency during such Calendar Quarter, (2) for each such Terminal, multiplied by the difference by which the Aggregate Committed Complex Volume for such Calendar Quarter exceeds the Aggregate Actual Complex Volume for such Calendar Quarter, and (3) multiplied by the applicable Base Throughput Fee for each such Terminal.

(ii)
Quarterly True-Up. Promptly following each Calendar Quarter, Terminal Owner shall provide MPC a written statement showing the Quarterly Aggregate Volume Commitment versus the Actual Quarterly Aggregate Volume. If the Actual Quarterly Aggregate Volume exceeds the Quarterly Aggregate Volume Commitment, MPC shall not owe and shall be relieved from payment to Terminal Owner of any Terminal Deficiency Payments determined pursuant to Section 5.1(f)(i) for the applicable Calendar Quarter.

(iii)
Exclusive Remedy. Section 5.1(f) sets forth Terminal Owner’s sole and exclusive remedy for MPC’s failure to meet any of its Minimum Quarterly Terminal Volume Commitments or, if applicable, Aggregate Committed Complex Volumes, during any applicable Calendar Quarter.

(g)	Unit Train Ethanol Receipts. The fees for Services provided by Terminal Owner to MPC to support Unit Train Ethanol Receipts shall be calculated and charged as set forth on Schedule 5.1.
(h) Ethanol Excess Volume Value Capture. The fees for Services provided by Terminal Owner related to Ethanol Excess Volume Value Capture will be calculated and charged as set forth on Schedule 5.1.
7. Section 5.3 is deleted in its entirety and replaced with the following:
“5.3    Adjustments. As of January 1, 2017, and as of January 1 of each year thereafter during the Term, Terminal Owner shall upwardly adjust each of the Fees (excluding fees for Unit Train Ethanol Receipts and Ethanol Excess Volume Value Capture) annually by two percent (2%).
8. Schedule 1.1 is hereby amended to add the following definitions:

“BGE” has the meaning set forth in Schedule 5.1.”
“Ethanol Excess Volume Value Capture has the meaning set forth in Schedule 5.1.”
“EV” has the meaning set forth in Schedule 5.1.”

9. Schedule 3.1 is hereby deleted in its entirety and replaced with the attached Schedule 3.1.

10. Schedule 5.1 is hereby deleted in its entirety and replaced with the attached Schedule 5.1.

11. Schedule 7.1 is hereby deleted in its entirety and replaced with the attached Schedule 7.1.

12. The effective date of the Sections and Schedules contained in this Amendment is July 1, 2019.

13.	This Amendment constitutes the entire agreement among the parties regarding this subject matter and may be amended or modified only by a written instrument signed by each of the parties.

14.
This Amendment supersedes any other prior agreements or understandings of the parties relating to this subject matter and the parties are not relying on any statement, representation, promise or inducement not expressly set forth herein.

15.
This Amendment may be executed in one or more counterparts, and in both original form and one or more photocopies, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives.

Marathon Petroleum Company LP By: MPC Investment LLC, its General Partner			MPLX Terminals LLC

By:	/s/ D. L. Whikehart	By:	/s/ L. A. Wilkins
	D. L. Whikehart		L. A. Wilkins
	Title: Senior Vice President, Light Products Supply and Logistics		Title: President

Schedule 3.1 – Terminals and Minimum Quarterly Terminal Volume Commitments

Terminal Name	State	Region	Facility Type	Loading Hours	Gallons	RC Assets
						Lanes	Docks	Shell Capacity
Bay City	MI	MW	Pipeline	24/7	71,625,000	3		437,600
Bellevue	OH	MW	Pipeline	24/7	5,664,000	1		-
Belton	SC	SE	Pipeline	24/7	74,949,000	3		370,500
Birmingham	AL	SE	Pipeline	24/7	58,131,000	2		251,000
Brecksville	OH	MW	Pipeline	24/7	30,912,000	2		454,800
Canton	OH	MW	Refinery	24/7	159,134,000	6		48,500
Champaign	IL	MW	Pipeline	24/7	96,441,000	4		554,500
Charleston	WV	MW	Barge	24/7	36,360,000	2	1	165,700
Charlotte (East)	NC	SE	Pipeline	24/7	110,751,000	4		451,800
Charlotte (West)	NC	SE	Pipeline	24/7	41,871,000	2		152,700
Cincinnati	OH	MW	Barge	24/7	54,021,000	2	1	438,700
Columbus (East & West)	OH	MW	Pipeline	24/7	197,481,000	4		749,700
Columbus (GA)	GA	SE	Pipeline	24/7	22,335,000	1		132,600
Covington	KY	MW	Barge	24/7	100,056,000	4	1	342,100
Detroit	MI	MW	Refinery	24/7	260,460,000	6		-
Doraville	GA	SE	Pipeline	24/7	52,626,000	2		217,100
Evansville	IN	MW	Barge	24/7	37,686,000	2	1	126,000
Flint	MI	MW	Pipeline	24/7	37,401,000	2		223,800
Ft. Lauderdale (Eisenhower)	FL	SE	Marine	24/7	112,170,000	4	1	559,900
Ft. Lauderdale (Spangler)	FL	SE	Marine	24/7	107,451,000	3	1	473,800
Garyville	LA	SE	Refinery	24/7	61,788,000	2		96,700
Greensboro (Guilford County)	NC	SE	Pipeline	24/7	43,170,000			414,700
Hammond	IN	MW	Pipeline	24/7	117,831,000	3		1,193,800
Heath	OH	MW	Pipeline	24/7	49,524,000	2		11,100
Huntington	IN	MW	Pipeline	24/7	35,220,000	2		187,000
Indianapolis	IN	MW	Pipeline	24/7	64,806,000	3		951,600
Jackson	MI	MW	Pipeline	24/7	21,828,000	2		263,700
Jacksonville	FL	SE	Marine	24/7	139,122,000	5	1	1,156,900
Kenova/Catlettsburg Docks	WV/KY	MW	Marine Docks	24/7	712,500,000		4	1,421,100
Knoxville	TN	SE	Pipeline	24/7	77,520,000	4		332,800
Lansing	MI	MW	Pipeline	24/7	59,682,000	3		174,700
Lexington	KY	MW	Pipeline	24/7	79,470,000	3		205,300
Lima	OH	MW	Pipeline	24/7	92,961,000	2		854,000
Louisville (Algonquin)	KY	MW	Barge	24/7	202,890,000	6	1	1,215,400
Louisville (Kramers)	KY	MW	Barge	24/7	115,401,000	4	1	558,300
Macon	GA	SE	Pipeline	24/7	79,296,000	3		309,700
Marietta	OH	MW	Barge	24/7	46,947,000	3	2	170,700
Midland	PA	MW	Barge	24/7	54,573,000	2	1	390,400
Montgomery	AL	SE	Pipeline	24/7	53,745,000	2		191,700
Mt. Prospect	IL	MW	Pipeline	24/7	53,487,000	3		333,200
Mt. Vernon	IN	MW	Barge	24/7	105,945,000	1	1	630,000

Muncie	IN	MW	Pipeline	24/7	42,747,000	2		243,800
Nashville (Bordeaux)	TN	SE	Pipeline	24/7	64,008,000	3	1	233,800
Nashville (Downtown)	TN	SE	Barge	24/7	44,289,000	2	1	250,800
Nashville (51st)	TN	SE	Pipeline	24/7	60,903,000	3		331,100
Niles	MI	MW	Pipeline	24/7	74,589,000	2		631,100
North Muskegon	MI	MW	Pipeline	24/7	113,175,000	5		440,200
Oregon	OH	MW	Pipeline	24/7	53,250,000	2		247,800
Paducah	KY	MW	Barge	24/7	30,654,000	2	1	208,300
Powder Springs	GA	SE	Pipeline	24/7	78,300,000	3		338,300
Robinson	IL	MW	Refinery	24/7	74,736,000	4		7,300
Rockford	IL	MW	Pipeline	24/7	48,678,000	3		326,000
Romulus	MI	MW	Pipeline	24/7	27,309,000	3		268,400
Selma (Buffalo)	NC	SE	Pipeline	24/7	123,750,000	3		549,000
Selma (West Oak)	NC	SE	Pipeline	24/7	134,537,000	4		355,000
Speedway	IN	MW	Pipeline	24/7	124,647,000	5		526,300
Steubenville	OH	MW	Pipeline	24/7	16,599,000	2		111,400
Tampa	FL	SE	Marine	24/7	334,203,000	10	1	1,231,700
Viney Branch	KY	MW	Refinery	24/7	114,474,000	6		57,100
Youngstown	OH	MW	Pipeline	24/7	28,176,000	2		131,000

Terminal Complexes:

1.    Brecksville and Canton
2.    Charlotte (West) and Charlotte (East)
3.    Cincinnati and Covington
4.    Evansville and Mt. Vernon
5.    Ft. Lauderdale (Spangler) and Ft. Lauderdale (Eisenhower)
6.    Indianapolis and Speedway
7.    Louisville (Kramers) and Louisville (Algonquin)
8.    Nashville (Bordeaux), Nashville (Downtown) and Nashville (51st)
9.    Selma (Buffalo) and Selma (West Oak)

Schedule 5.1 – Fees (Effective January 2019)

Terminal Name	Base Throughput Fee	Excess Throughput Fee
Bay City	0.01634260	0.01347734
Bellevue	0.01326510	0.01326510
Belton	0.01443243	0.01273450
Birmingham	0.01496303	0.01284062
Brecksville	0.03310969	0.01326510
Canton	0.01326510	0.01326510
Champaign	0.01411407	0.01326510
Charleston	0.02292209	0.01368958
Charlotte (East)	0.01464467	0.01305286
Charlotte (West)	0.01835890	0.01252225
Cincinnati	0.02950158	0.01368958
Columbus (East & West)	0.01241613	0.01241613
Columbus (GA)	0.02727305	0.01294674
Covington	0.01655484	0.01623648
Detroit	0.01326510	0.01326510
Doraville	0.01963235	0.01294674
Evansville	0.02079968	0.01390182
Flint	0.02292209	0.01337122
Ft. Lauderdale (Eisenhower)	0.01782829	0.01337122
Ft. Lauderdale (Spangler)	0.01432631	0.01432631
Garyville	0.01400795	0.01241613
Greensboro (Friendship) – Guilford County	0.01273450	0.01273450
Hammond	0.01920786	0.01252225
Heath	0.01220389	0.01220389
Huntington	0.01931399	0.01347734
Indianapolis	0.02642408	0.01347734
Jackson	0.03947694	0.01347734

Jacksonville	0.02897098	0.01390182
Kenova/Catlettsburg Docks	0.00689785	0.00689785
Knoxville	0.01305286	0.01262838
Lansing	0.01496303	0.01347734
Lexington	0.01337122	0.01305286
Lima	0.01825278	0.01220389
Louisville (Algonquin)	0.01857114	0.01273450
Louisville (Kramers)	0.01581200	0.01337122
Macon	0.01411407	0.01241613
Marietta	0.02154252	0.01368958
Midland	0.02493839	0.01199165
Montgomery	0.01644872	0.01284062
Mt. Prospect	0.02313433	0.01326510
Mt. Vernon	0.01687321	0.01167329
Muncie	0.01697933	0.01326510
Nashville (Bordeaux)	0.01475079	0.01284062
Nashville (Downtown)	0.02090580	0.01284062
Nashville (51st)	0.01750993	0.01284062
Niles	0.01899562	0.01315898
North Muskegon	0.01347734	0.01347734
Oregon	0.01708545	0.01326510
Paducah	0.02706080	0.01326510
Powder Springs	0.01549364	0.01294674
Robinson	0.01390182	0.01294674
Rockford	0.02111804	0.01305286
Romulus	0.03703616	0.01358346
Selma (Buffalo)	0.01294674	0.01294674
Selma (West Oak)	0.01294674	0.01294674
Speedway	0.01347734	0.01347734
Steubenville	0.03194236	0.01315898
Tampa	0.01453855	0.01347734
Viney Branch	0.01337122	0.01337122

Youngstown	0.02313433	0.01284062

Marine Docks
Kenova/Catlettsburg Docks includes Kenova Light Product, and Catlettsburg Crude, Heavy Oil, and Light Oil Docks

Kenova/Catlettsburg Docks - $2,653,020 per month

Butane Blending

(A)Facilities with Third Party Licensed Blending Technology

From and after July 1, 2019, at facilities at which Energy Transfer Partners LP (“ETP”) licenses blending technology to MPC, Terminal Owner’s fee for performing the butane blending service shall be calculated as follows:

Ninety-five percent (95%) of the difference between the Daily Gasoline Value (defined below) and the Daily Butane Value (defined below). Expressed as a formula, the Butane Blending Service Fee is:

Butane Blending Service Fee = (DGV-DBV)* 95%

NOTE: Terminal Owner will reflect an annual true up value cost or revenue, as defined in Section 4 of this Schedule 5.1, as a separate line item on any monthly invoices submitted pursuant to this Agreement.

Definitions:

1.Daily Gasoline Value (“DGV”): Expressed as a formula:

DGV = (GB)*(GPV+TF)

GB: number of gallons of butane blended on a given day at the terminal site.
GPV: daily gasoline posted value per gallon.
TF: the transportation fee for moving spot purchased gasoline to the terminal for the gasoline grade in which the butane is blended.

     a. The GPV is calculated by location as follows:

Location	Market	GPV Price Calculation
Bay City	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
Charlotte East	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Jacksonville	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Lansing	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
Nashville 51st	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Selma Buffalo	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Selma Oak	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Speedway	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
North Muskegon	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
Tampa	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
b. The TF is the avoided MPC cost of transporting one Gallon of gasoline (in the most cost effective method possible) to a terminal blending location, as verified and provided by MPC’s Supply Distribution & Planning - Light Products Project Analysis organization.

2.
Daily Butane Value (“DBV”): the daily agreed upon butane purchase price (“BPP”) from ETP plus the total daily RIN value (DRV), multiplied by the daily total number of butane gallons blended (“GB”). Expressed as a formula:

DBV = (GB)*(BPP+DRV)

Bay City DBV = (GB)*(BPP+1/2DRV)

“DRV” will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually or the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average RINs Cost, postings for prior years RINs will be used up to the maximum allowable percentage.

3.
Profit Sharing Payment (“PSP”): For each calendar month, a Profit Sharing Payment is paid by ETP to MPC for volumes blended at the Bay City terminal. The (“PSP”) is calculated as the volume of gallons blended (“GB”) at Bay City in such month multiplied by fifty percent multiplied by the following value: (A) the volume weighted daily average of the high and low assessments of Argus posted Chicago Cycle 1 gasoline price (85 CBOB) minus (B) the volume weighted daily average of the high and low assessments of the OPIS posted Mt. Belvieu TET normal butane price minus (C) the average supply cost.

Fee calculations pursuant to this Schedule 5.1 for butane blending services completed prior to July 1, 2019 shall not be affected by changes in the foregoing formulas.

4.
Annual True-Up: This cost or revenue is intended to cover changes in the estimated vs actual transportation costs, half of shared maintenance expenses, and estimated vs actual butane purchase costs. The cost or revenue is calculated by ETP. MPC will pass ninety-five (95%) of this to Terminal Owner.

B)	Facilities Without Third Party Licensed Blending Technology

From and after September 1, 2018, at facilities at which no third party licensed blending technology is utilized, Terminal Owner’s fee for performing the tank butane blending service shall be calculated as follows:

Ninety-five percent (95%) of the difference between the Tank Daily Gasoline Value (defined below) and the Tank Daily Butane Value (defined below). Expressed as a formula, the Tank Butane Blending Service Fee is:

Tank Butane Blending Service Fee = (TDGV-TDBV)* 95%

Definitions:

1.	Tank Daily Gasoline Value (“TDGV”): Expressed as a formula:

TDGV = (GB)*(GPV+TF)

GB: number of gallons of butane blended on a given day at the terminal site.
GPV: daily gasoline posted value per gallon.
TF: the avoided transportation fee for moving spot purchased gasoline to the terminal for the gasoline grade in which the butane is blended.

a.	The GPV is calculated by location using the daily posted average of either Argus 85 CBOB or Argus PREM spot prices for the respective blend and market derived from Schedule 3.1.

b.
The TF is the avoided MPC cost of transporting one Gallon of gasoline (in the most cost effective method possible) to a terminal blending location, as verified and provided by MPC’s Supply Distribution & Planning - Light Products Project Analysis organization.

2.
Tank Daily Butane Value (“TDBV”): the daily agreed upon tank butane purchase price (“TBPP”) from supplier, plus the total daily RIN value (DRV), multiplied by the daily total number of butane gallons blended (“GB”). Expressed as a formula:

DBV = (GB)*(TBPP+DRV+TC)

a.	The TC is the trucking cost of transporting one Gallon of butane (in the most cost effective method possible) to a terminal blending location..

b.
“DRV” will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually or the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average RINs Cost, postings for prior years RINs will be used up to the maximum allowable percentage.

3.
In the event MPC requests the butane skid for temporary use at an MPC owned terminal(s), MPC shall pay an MPLX Tank Butane Blending Equipment Service Fee equal to 5% of the blending value. Expressed as a formula:

a.	MPLX Tank Butane Blending Equipment Service Fee = (TDGV-TDBV)* 5%.

4.
Annual Adjustment to Revenue: This cost or revenue is intended to cover changes in the estimated vs actual transportation costs. Annually during the month of April, MPC will issue an adjustment of revenue to MPLX. This adjustment will be the result in changes of actual vs previously estimated trucking costs associated with delivery of butane to the terminals for the previous April- March.

Ethanol Denaturing

$0.02 per Gallon of undenatured ethanol.

Unit Train Ethanol Receipts

Beginning on January 15, 2017 and continuing thereafter for so long as the Master Terminal Services Agreement by and between MPC and ECO Energy Distribution Services LLC dated October 19, 2015 (the “ECO Agreement”) has not terminated, been cancelled or otherwise expired pursuant to its terms or agreement of the parties thereto, each of the following shall apply:

1.MPC shall pay Terminal Owner $0.0135 per Gallon for Unit Train Ethanol Receipts; provided that the invoice for the month ending March 31 of each year (or upon termination of the ECO Agreement, prorated according to the time of such termination) shall include an additional fee of $0.0135 per Gallon of Unit Train Ethanol Receipts that are less than 111,360,000 Gallons for the 12-month period ending on March 31 of the same year (prorated for the time period between January 15, 2017 through March 31, 2017). The $0.0135 per Gallon fee set forth in this Section shall be adjusted at the time of and in an amount equal to any adjustment to the Throughput Fees (as defined in the ECO Agreement) pursuant to Section 6.1(b) of the Eco Agreement, as may be amended from time to time.

At the end of each Calendar Quarter, Terminal Owner shall credit MPC on the monthly invoice (or upon termination of the ECO Agreement, prorated according to the time of such termination) an amount equal to the sum of (a) the Base Throughput Fee for Selma (Buffalo) set forth in Schedule 5.1 (as adjusted) multiplied by the volume (in Gallons) of ethanol redelivered by truck from the Selma (Buffalo) Terminal to the Selma (West Oak) Terminal~~s~~ during such Calendar Quarter; and (b) the Base Throughput Fee for Selma (Buffalo) set forth in Schedule 5.1 (as adjusted) multiplied by the volume (in Gallons) of ethanol redelivered per MPC’s direction from the Selma (Buffalo) Terminal into trucks for ECO during such Calendar Quarter.

Ethanol Excess Volume Value Capture

MPC will pay Terminal Owner fees as calculated herein for EV at Terminals where sales volume is made on a temperature corrected basis.

The value will be calculated via the following method: Multiply the volume by the price per the calculations described in the following two paragraphs.

The volume will be calculated via the following method: The American Petroleum Institute’s Manual of Petroleum Measurement Standards Chapter 11.3.4 “Miscellaneous Hydrocarbon Properties – Denatured Ethanol and Gasoline Blend Densities and Volume Correction Factors” (“Chapter 11.3.4”) provides data-based equations for Blends of Gasoline and Ethanol (“BGE”). Chapter 11.3.4 addresses excess volumes of gasohol (“EV”) created when gasoline and ethanol components are blended together. EV for truck rack throughput at Terminals equipped with Terminal Automation Software (TAS) will be calculated using the equation in Chapter 11.3.4 performed by TAS for any BGE. The TAS will be programmed to calculate EV by multiplying these BGE volumes by the correction factors as calculated using the equation from Chapter 11.3.4. This process of crediting Terminal Owner with the EV based on the technology Terminal Owner installed and maintains at its Terminals is known as “Ethanol Excess Volume Value Capture.”

The price will be calculated via the following method: Each Terminal is assigned to the CHICAGO (Midwest-designated as ‘MW’) or US GULF COAST (Southeast-designated as ‘SE’) region based on Schedule 3.1. EV credited to Terminal Owner will be valued using the non-weighted monthly average ARGUS 85 Assessment MID CBOB price for given market based on the location of the Terminal. The Midwest (‘MW’) will be using West Shore and Gulf Coast (‘SE’) will be using Pasadena posted pricing.

Schedule 7.1 – Market Price Formula

Each terminal location will be assigned to the CHICAGO (Midwest designated as ’MW’) or US GULF COAST (Southeast designated as ‘SE’) based on Region column on Schedule 3.1. The Midwest (‘MW’) will be using West Shore and Gulf Coast (‘SE’) will be using Pasadena posted pricing as published by ARGUS.

Ordinary Handling Losses in excess of 0.25% will be valued via pricing gasoline and distillate proration between ARGUS 85 Assessment MID CBOB and ARGUS Ultra-low sulfur diesel Assessment MID, considering CHICAGO/US GULF COAST markets to determine one weighted average price for the given month.

Extraordinary losses will be valued based on individual incident. The ARGUS price for commodity or commodities involved in the incident will be used, considering CHICAGO/US GULF COAST pricing based on the Terminal location Assignment. If the incident involves Transmix, valuation should be based on the lower of the Assessment MID ARGUS 85 CBOB or Ultra-low sulfur diesel value less $0.10/gallon, considering CHICAGO/US GULF COAST pricing based on the Terminal location.

VRU Gains will be valued using the non-weighted monthly average ARGUS 85 Assessment MID CBOB price for given market based on the Terminal location.